                                                                    EXHIBIT 10.3


                            SHAREHOLDERS' AGREEMENT

         AGREEMENT, made as of the 27 day of June, 1997, by and among Let's Talk Cellular & Wireless, Inc., a Florida corporation f/k/a Let's Talk Cellular of America, Inc. (the "Company"), those persons listed on the signature page hereto under Current Shareholders (together with their permitted transferees, the "Current Shareholders") and the persons listed on the signature page hereto under Investors (together with their permitted transferees, the "Investors" and, with the Current Shareholders, the "Shareholders").

         WHEREAS, the parties hereto desire to execute this Shareholders' Agreement and to be bound by the provisions hereof.

         NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties hereby agree with each other as follows:

         1. Definition of Shares. As used in this Agreement, "Shares" shall mean and include all shares of the Company's Common Stock, now owned or hereafter acquired by a Shareholder.

         2. Prohibited Transfers. No Shareholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (a) any Current Shareholder may transfer without the necessity of prior approval all or any of his Shares by way of gift to his spouse, to any of his lineal descendants or ancestors, or to any trust for the benefit of any one or more of such Current Shareholder, his spouse or his lineal descendants or ancestors, (b) any Current Shareholder may transfer all or any of his Shares by will or the laws of descent and distribution, (c) any Current Shareholder may transfer his Shares to an Investor or to another Current Shareholder; and (d) any Investor may transfer its Shares to an affiliate (as defined under the Securities Exchange Act of 1934) of such Investor; provided that in the event such transferee under this
Section 2 is not already a party to this Agreement, such transferee shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Shareholder transferring such Shares.

         3. Right of First Refusal on Dispositions.

            (a) Except for the transfers permitted in Section 2, if at any time a Current Shareholder (a "Selling Current Shareholder") desires to sell or otherwise transfer all or any part of his Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Current Shareholder shall submit a written offer (the "Offer") by delivering the Offer to the Company and the other Shareholders (the "Other Shareholders"), to sell such Shares (the "Offered Shares") to the Other Shareholders on terms and conditions, including price, not less favorable than those on which the Selling Current Shareholder proposes to sell such Offered

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Shares to the Proposed Transferee. The Offer shall disclose the identity of the
Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Current Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state (i) that the Other Shareholders may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions set forth therein and (ii) that if all such Offered Shares are not purchased by the Other Shareholders, the Other Shareholders may exercise their rights provided pursuant to Section 5 hereof.

         (b) Each Other Shareholder shall have the right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares of Common Stock then owned by such Other Shareholder and the denominator of which shall be the aggregate number of shares of Common Stock then owned by all of the Other Shareholders who elect to purchase the Offered Shares. The amount of such Offered Shares that each Other Shareholder is entitled to purchase under this Section 3(b) shall be referred to as its "Pro Rata Fraction."

         (c) The Other Shareholders shall have a right of oversubscription such that if any Other Shareholder fails to accept the Offer as to its full Pro Rata Fraction, the remaining Other Shareholders shall, among them, have the right to purchase up to the balance of such Offered Shares not so purchased.

         (d) Those Other Shareholders who desire to purchase all or any part of the Offered Shares shall communicate in writing their election to purchase to the Selling Current Shareholder, which communication shall state the number of Offered Shares said Other Shareholders desire to purchase and shall be provided to the Selling Current Shareholder within 20 days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to the right of the Other Shareholders to purchase more than their Pro Rata Fraction). Sales of such Offered Shares to be sold to the Other Shareholders pursuant to this Section 3 shall be made at the offices of the Company within sixty (60) days following the date the Offer was made.

         (e) If the Other Shareholders do not purchase all of the Offered Shares, the remaining Offered Shares may be sold by the Selling Current Shareholder at any time within ninety (90) days after the date the Offer was made, subject to the provisions of Section 5. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any remaining Offered Shares not sold within such ninety (90) day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement.

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         4. Right of First Offer on Investor Dispositions.

            (a) Except for the transfers permitted in Section 2, if at any time an Investor (a "Selling Investor") desires to sell or otherwise transfer all or part of its Shares to a third party, the Selling Investor shall notify the Other Shareholders in writing (the "Investor Offer") of the number of Shares proposed to be sold or transferred (the "Investor Offered Shares") and the name of any third party who has made a written offer for such Shares, if applicable. Each Other Shareholder shall have the right to offer to acquire the Investor Offered Shares by submitting a proposal in writing to the Selling Investor within twenty (20) days of delivery of the Investor Offer. The proposal shall state the number of Investor Offered Shares proposed to be purchased, the terms and conditions, including price, of the proposed purchase and any other material facts relating to such proposed purchase.

            (b) The Selling Investor may within twenty (20) days of delivery of the proposals select the best proposal(s) from one or more Other Shareholders or a portion of one or more proposals from several Other Shareholders (if permitted by such proposals) and sell the Investor Offered Shares to the Other Shareholders who have the highest and best offer(s) as determined by the Selling Investor (collectively, the "Best Offer"). The Best Offer shall constitute an irrevocable, valid, legally binding and enforceable offer for the sale and purchase of the Investor Offered Shares which shall remain outstanding for twenty (20) days after the delivery of the Best Offer (calculated using the date the last proposal was submitted to the Selling Investor). Sales of Investor Offered Shares to be sold to the Other Shareholders pursuant to this
Section 4(b) shall be made at the offices of the Company within sixty (60) days following acceptance by the Selling Investor of the Best Offer.

            (c) The Selling Investor may elect not to sell the Investor Offered Shares to the Other Shareholders pursuant to the Best Offer and proceed to offer to sell or transfer the Investor Offered Shares to a third party. In such event, the Selling Investor may sell its shares to a third party provided that
(a) the aggregate cash consideration to be received at the closing of such sale exceeds the aggregate cash consideration to be received pursuant to the Best Offer, (b) the Selling Investor must sell the Investor Offered Shares to any third party prior to the six month anniversary of the date of the Offer or the Selling Investor must allow the Other Shareholders to propose new offers in accordance with Section 4(a) hereof, (c) such third party agrees to be bound by the terms hereof and (d) the Other Shareholders may exercise their rights provided pursuant to Section 5 hereof with respect to any such sale of the Investor Offered Shares to a third party.


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         5.  Right of Participation in Sales.

             (a) If at any time a Shareholder (a "Selling Shareholder") desires to sell all or any part of the Shares owned by such Shareholder to a Proposed Transferee, (unless the entire transfer is pursuant to Section 2) and those Shares to be transferred have not been purchased by another Shareholder under
Section 3 or Section 4 hereof, each Other Shareholder (unless it has elected to purchase Shares pursuant to Section 3 or has had its offer to purchase Shares accepted pursuant to Section 4 hereof) shall have the right to sell to the Proposed Transferee, as a condition to such sale by the Selling Shareholder at the same price per share and on the same terms and conditions as involved in such sale by the Selling Shareholder a pro rata portion of the amount of Shares proposed to be sold to the Proposed Transferee. The "pro rata portion" of Shares which each Other Shareholder shall be entitled to sell to the Proposed Transferee shall be that number of Shares as shall equal the number of Offered Shares proposed to be sold to the Proposed Transferee multiplied by a fraction, the numerator of which is the aggregate of all shares of Common Stock which are then held by the Other Shareholder, and the denominator of which is the aggregate of all shares of Common Stock which are then held by the Selling Shareholder and all Other Shareholders wishing to participate in any sale under this Section 5.

             (b) Each Selling Shareholder who wishes to make a sale to a Proposed Transferee which is subject to this Section 5 shall, after complying with the provisions of Section 3 or Section 4, as applicable, give to each Other Shareholder notice of such proposed sale, and stating that all Offered Shares were not purchased pursuant to the Offer or the Investor Offer as discussed in Section 3 or Section 4, as applicable. Such notice shall be given at least 20 days prior to the date of the proposed sale to the Proposed Transferee. Each Other Shareholder wishing to so participate in any sale under this Section 5 shall notify the Selling Shareholder in writing of such intention within 15 days after such Other Shareholder's receipt of the notice described in the preceding sentence.

             (c) The Selling Shareholder and each participating Other Shareholder shall sell to the Proposed Transferee all, or at the option of the Proposed Transferee, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those in the notice provided by the Selling Shareholder under subparagraph (b) above; provided, however, that any purchase of less than all of such Shares by the Proposed Transferee shall be made from the Selling Shareholder and each participating Other Shareholder pro rata based upon the relative number of the Shares that the Selling Shareholder and each participating Other Shareholder is otherwise entitled to sell pursuant to Section 5(a).

             (d) If any Shares are sold pursuant to this Section 5 to any purchaser who is not a party to this Agreement, the purchaser of such Shares shall execute a counterpart of this Agreement as a precondition to the purchase of such Shares and such Shares shall continue to be subject to the provisions of this Agreement.

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         6. Requirement of Participation in Certain Sales.

            (a) In the event of an Approved Sale (as defined below), the Company shall deliver 20 days' prior written notice thereof to each Shareholder. Each Shareholder shall vote for, consent to and raise no objections to, bring no claim against or contest such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each Shareholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, or (ii) a sale of stock, each Shareholder shall (A) agree to sell all of his or its Shares of Common Stock and rights to acquire Shares of Common Stock on the terms and conditions approved by the Board of Directors and the holders of a majority of the outstanding Shares of Common Stock and (B) execute such purchase agreement and other documents as executed by the holders of a majority of the outstanding shares of Common Stock. Each Shareholder shall take such other necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company. For purposes hereof, the term "Approved Sale" shall mean a sale of the Company to an independent third party (unaffiliated with any Shareholder who owns in excess of 5% of the Company's Common Stock on a fully-diluted basis) approved by the Board of Directors of the Company and both Nicolas Molina and Brett Beveridge and the holders of a majority of the outstanding shares of Common Stock pursuant to which such third party or parties acquires (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's Board of Directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

            (b) The obligations of the Shareholders with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Shareholder shall receive for his Shares of Common Stock the same form of consideration and the same amount of consideration as each other Shareholder receives for each of their Shares of Common Stock, (ii) if any holders of Common Stock are given an option as to the form and amount of consideration to be received, each holder of Common Stock shall be given the same option, and (iii) each holder of then currently exercisable rights to acquire shares of Common Stock shall be given an opportunity to either (A) exchange such rights prior to the consummation of the Approved Sale or (B) receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per Share of Common Stock received by holders of Common Stock in connection with the Approved Sale less the exercise price per Share of Common Stock of such rights to acquire such Common Stock by (2) the number of Shares of Common Stock represented by such rights.

         7. Board of Directors.

            (a) At each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Shareholders shall vote all

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Shares owned by them for the election of a Board of Directors as follows. The
Board of Directors shall consist of seven directors, designated as follows:

                  (i) four directors shall be designated by HIG Fund V, Inc. and Texas Cellular Partners, L.P.; and

                  (ii) three directors shall be designated by a majority of the Current Shareholders (which designees shall initially be Nick Molina, Brett Beveridge and Allan Sorensen).

         The board of directors of the Company's subsidiaries shall consist of Nick Molina, Brett Beveridge and one additional director designated by HIG Fund V, Inc. and Texas Cellular Partners, L.P. In the event the Company effects a public offering of its common stock, then, as a condition precedent to such public offering, the parties hereto shall cause the recomposition of the Board of Directors of the Company to a Board with three year staggered terms. Messrs. Molina and Beveridge shall be elected to the group which is elected for an initial term of three years.

         8. Term. This Agreement shall terminate immediately prior to (a) the consummation of the first Qualified Public Offering or (b) the tenth anniversary of the date of this Agreement, whichever occurs first. For purposes hereof, the term "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate net proceeds to the Company is equal to at least $10,000,000.

         9. Failure to Deliver Shares. If a Current Shareholder becomes obligated to sell any Shares to another Shareholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Other Shareholders may, at their option, in addition to all other remedies they may have, send to the defaulting Current Shareholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the defaulting Current Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Shareholder, a new certificate or certificates representing such Shares, and thereupon all of the defaulting Current Shareholder's rights in and to such Shares shall terminate.

        10. Liquidity Option. If an underwritten public offering by the Company has not been consummated on or before the second anniversary of the date of this Agreement then Messrs. Molina and Beveridge shall have the option (the "Liquidity Option") to cause all the Shareholders to each offer 20% of their shares of Common Stock for sale to an independent third party.

        Messrs. Molina and Beveridge shall exercise the Liquidity Option by giving the Shareholders written notice thereof at any time after the second anniversary of the date of this Agreement and on or before the date which is sixty days thereafter.

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         Upon receipt of the notice from Messrs. Molina and Beveridge, the
Company shall, with reasonable promptness, retain a nationally recognized investment banking firm to actively market 20% of all the Shareholders' Shares for a period of six months. If the investment banking firm finds an independent third party buyer for the Shares and the proposed price per share reflects a reasonable fair market value, then all of the Shareholders of the Company shall be required to sell 20% of their respective Shares to such buyer. The Company shall provide customary representations and warranties to such buyer and the Shareholders shall only be obligated to represent their title to the Shares. If the investment banking firm does not find such a suitable buyer within such time frame then the Liquidity Option shall expire.

         In the event that any potential buyer of Shares is not willing to buy the full 20% of the outstanding Shares, then any reduction in Shares to be purchased shall come from all the Shareholders on a pro rata basis.

         11. Option to Cause Sale of the Company. If an underwritten public offering by the Company has not occurred on or before the fifth anniversary of the date of this Agreement, then Messrs. Molina and Beveridge shall have the option (the "Sale Option") to cause the sale of the Company.

         Messrs. Molina and Beveridge shall exercise the Sale Option by giving the Company written notice thereof at any time after the fifth anniversary of the date hereof and on or before the date which is sixty days thereafter. Upon receipt of the notice from Messrs. Molina and Beveridge, the Company shall, with reasonable promptness, retain a nationally recognized investment banking firm to actively market the sale of the Company. If the investment banking firm finds an independent third party buyer for the Shares and the proposed price per share reflects a reasonable fair market value, then the Shareholders shall be required to sell all of their Shares to such Buyer. The obligation to sell the Company shall continue so long as Messrs. Molina and Beveridge continue to hold Common Stock in the Company.

         12. Shareholder Loans. The Company acknowledges that it has certain loans outstanding from Messrs. Molina and Beveridge of $129,050.00 and $129,050.00, respectively (the "Loans") as evidenced by those two (2) certain Renewal Promissory Notes, each dated as of June 25, 1996 (the "Notes"). The Company agrees that if not sooner repaid, then upon the earlier of (i) the consummation of a Qualified Public Offering or (ii) June 1, 1998, the Company will repay the Loans, including any and all accrued and unpaid interest, and further agrees to immediately amend, restate and replace the Notes with replacement notes of like tenor reflecting the above-provided payment dates.

         13. Specific Enforcement. Each Shareholder and the Company expressly agrees that the other Shareholders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

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          14. Legend. Each certificate evidencing any of the Shares now owned or hereafter acquired by the Current Shareholders shall bear a legend in addition to any other required legend, substantially as follows:

              "ANY SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND
              SUBJECT TO, THE   TERMS AND PROVISIONS OF A CERTAIN SHAREHOLDERS'
              AGREEMENT DATED AS OF JUNE __, 1997. A COPY OF SAID AGREEMENT IS ON FILE WITH THE SECRETARY OF THE CORPORATION."

         15. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on the applicable schedule hereto or such other address as the addressee may subsequently notify the other parties of in writing.

         16. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided, however, that Investor owning at least a majority of the Shares owned by all Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Investors and 80% of the Shares owned by all Current Shareholders may effect any such waiver, modification, amendment or termination on behalf of all of the Current Shareholders. Each of the Shareholders represents that he or it is not a party to any other agreement which would prevent him or it from performing his or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         17. Governing Law; Successors and Assigns. This Agreement shall be governed by the internal laws of the State of Florida without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

         18. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein. This Agreement supersedes that certain Shareholders Agreement, dated as of June 25, 1996, which is hereby terminated, and any and all other agreements between (a) the Company on the one hand and any Shareholder on the other

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

hand (other than the Series A Preferred Stock Purchase Agreement dated as of June 25, 1996, the agreements which are exhibits thereto, and any amendments and modifications thereof) and (b) any two or more Shareholders. Each Shareholder represents and warrants that he is not subject to any agreement which may conflict with or violate the terms of this Agreement and covenants that he will not enter into any such agreement.

         19. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   * * * * *



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CURRENT SHAREHOLDERS:                   COMPANY:

                                        LET'S TALK CELLULAR & WIRELESS,
                                        INC.

/s/Nick Molina
-----------------------
Nick Molina

                                        By:/s/Nick Molina
                                           -----------------------------
                                        Name:    Nick Molina
/s/Brett Beveridge                      Title:   Chief Executive Officer
-----------------------
Brett Beveridge



/s/Allan Sorensen                       INVESTORS:
-----------------------
Allan Sorensen                          HIG FUND V, INC.

                                        By:/s/Anthony Tamer
                                           -----------------------------
                                        Name:  Anthony Tamer
                                        Title:  President



                                        TEXAS CELLULAR PARTNERS, L.P.

                                        By: HIG TEXAS CELLULAR
                                            COMPANY, its General Partner



                                        By:/s/Anthony Tamer
                                           -----------------------------
                                        Name:  Anthony Tamer
                                        Title:  President

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